Dreyfus International Value Fund                       August 31, 1998

Comparison of change in value of $10,000 investment in Dreyfus International Value Fund and the Morgan Stanley Capital International Europe, Australia, Far East (EAFE) Index


EXHIBIT A
                    Dreyfus             Morgan Stanley
                    International       International Europe
Period              Value               Australia, Far East
                    Fund                (EAFE) Index
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9/29/95             10,000                   10,000
8/31/96             10,643                   10,580
8/31/97             12,317                   11,538
8/31/98             12,240                   11,522

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* Source: Lipper Analytical Services, Inc.


Average Annual Total Returns

          One Year Ended           From Inception (9/29/95)
          August 31, 1998          to August 31, 1998
          (0.62%)                  7,17%